Exhibit 99.1

Media Contact:
858-255-6388
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Third Quarter 2022 Financial Results
and Updated Full Year 2022 Financial Guidance

San Diego, November 2, 2022 - Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended September 30, 2022 and updated its financial guidance for the year ending December 31, 2022.

Third Quarter 2022 Financial Highlights Compared to Third Quarter 2021:

•Worldwide installed base increased 35 percent to more than 400,000 customers.
•Worldwide sales increased 14 percent to $204.5 million.
◦Renewal pump shipments in the United States increased nearly 70 percent.
◦Sales outside the United States increased 26 percent to $58.5 million.
•$608.7 million in cash, cash equivalents & short-term investments as of September 30, 2022.

Recent Strategic Highlights:

•Submitted a 510(k) pre-market notification to the U.S. Food and Drug Administration for the Mobi Insulin Delivery System.
•Launched two customer benefit programs in the United States: the Tandem Choice technology access program (Tandem Choice) and Flexible Payment Plans.
•Achieved the milestone of having more than 100 million patient days using the t:slim X2 with Control-IQ technology.
•Launched the t:slim X2 with Control-IQ technology in Israel and Portugal.
•Completed feasibility study for people living with type 2 diabetes using Control-IQ technology.

“More than 400,000 people worldwide have chosen Tandem and the t:slim X2 insulin pump for their therapy needs, and broad feedback from clinicians supports that we are leading in automated insulin dosing with our Control-IQ technology,” said John Sheridan, president and chief executive officer. “We are committed to expanding our portfolio of diabetes solutions to drive longer-term growth and leverage our operations, as we continue our work to improve the lives of people with diabetes.”

Exhibit 99.1

Third Quarter 2022 Financial Results Compared to Third Quarter 2021

Starting with the third quarter 2022, the Company is providing more expansive financial results on both a GAAP and non-GAAP basis as detailed in Table E.

•Sales: Sales in the Unites States increased 10 percent to $146.0 million, compared to $133.1 million. In September 2022, the Company deferred $0.6 million of United States pump sales as a result of Tandem Choice. Sales outside the United States increased 26 percent to $58.5 million, compared to $46.5 million.

•Gross profit: Gross profit increased 8 percent to $104.4 million, compared to $96.7 million. Gross margin was 51 percent, compared to 54 percent.

•Operating loss: GAAP operating loss totaled $47.5 million and non-GAAP operating loss* totaled $15.9 million, compared to operating income of $7.7 million.

Adjusted EBITDA* was $9.9 million, compared to $26.9 million, or 5 percent and 15 percent of non-GAAP sales*, respectively.

•Net loss: GAAP net loss was $49.0 million, compared to net income of $5.8 million. Non-GAAP net loss* for the third quarter 2022 was $17.4 million.

See tables for additional financial information.

2022 Annual Guidance Update

“In this highly variable environment, we are factoring greater caution into our guidance to re-baseline expectations for the next few quarters,” said Leigh Vosseller, executive vice president and chief financial officer. “The timing of our potential new product introductions next year adds increased complexity to the current market dynamics, so we feel it’s prudent for our guidance to reflect more moderate growth in periods between new product launches.”

For the year ending December 31, 2022, the Company is updating its financial guidance as follows:

•Non-GAAP sales* are estimated to be in the range of $800 million to $805 million, which represents an annual sales growth of 14 percent to 15 percent compared to 2021. The Company’s prior sales guidance for 2022 was estimated to be in the range of $835 million to $845 million.
▪Sales inside the United States of approximately $592 million to $595 million, compared to the prior guidance of $620 million to $625 million.
▪Sales outside the United States of approximately $208 million to $210 million, compared to the prior guidance of $215 million to $220 million.
•Non-GAAP gross margin* is estimated to be approximately 52 percent, compared to the prior guidance of 52 percent to 53 percent.
•Adjusted EBITDA margin* is estimated to be approximately 7 percent to 8 percent of sales, compared to the prior guidance of 11 percent of sales.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $100 million, an increase from the Company’s prior guidance. This includes:
▪Approximately $85 million non-cash, stock-based compensation expense.
▪Approximately $15 million depreciation and amortization expense.
* See Table E for reconciliation of non-GAAP financial measures to their closest GAAP equivalent. The definition of these non-GAAP financial measures may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Exhibit 99.1
Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including non-GAAP sales, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, EBITDA and adjusted EBITDA, as well as adjusted EBITDA margin, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the GAAP financial measures to the most directly comparable non-GAAP financial measures has been provided under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results” in the financial statement tables attached to this press release. Consistent with SEC regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register.vevent.com/register/BIcb637284625c45fcbca173def3f7fc70) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc., a global insulin delivery and diabetes technology company based in San Diego, California, creates new possibilities for people living with diabetes, their loved ones, and healthcare providers through a positively different experience. The Company’s human-centered approach to design, development, and support delivers innovative products and services for people who use insulin. Tandem manufactures and sells the t:slim X2 insulin pump with Control-IQ technology. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care is a registered trademark and t:slim X2 and Control-IQ are trademarks of Tandem Diabetes Care, Inc.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2 and $TNDM.
Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.
Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Exhibit 99.1
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s existing products and products under development by physicians and people with diabetes; the Company’s ability to establish and sustain operations to support international sales, including expansion into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to complete the development and launch of new products when anticipated; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable; the depth and duration of the evolving COVID-19 pandemic, and the global response thereto; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)

	September 30,	December 31,
	2022	2021
Assets	(Unaudited)
Current assets:
Cash, cash equivalents and short-term investments	$608,727	$623,811
Accounts receivable, net	112,805	110,725
Inventories	104,774	68,551
Other current assets	7,997	8,433
Total current assets	834,303	811,520

Property and equipment, net	72,905	50,386
Operating lease right-of-use assets	116,474	27,503
Other long-term assets	23,838	15,728
Total assets	$1,047,520	$905,137

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$117,396	$89,007
Operating lease liabilities	12,120	9,279
Deferred revenue	12,974	10,182
Other current liabilities	31,140	23,388
Total current liabilities	173,630	131,856

Convertible senior notes, net - long-term	282,787	281,467
Operating lease liabilities - long-term	127,109	23,922
Deferred revenue - long-term	19,143	16,940
Other long-term liabilities	23,029	17,840
Total liabilities	625,698	472,025

Total stockholders’ equity	421,822	433,112
Total liabilities and stockholders’ equity	$1,047,520	$905,137

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Sales	$204,547	$179,627	$580,716	$492,803
Cost of sales	100,122	82,882	283,252	230,317
Gross profit	104,425	96,745	297,464	262,486

Operating expenses:
Selling, general and administrative	84,104	64,923	237,989	190,009
Research and development	36,798	24,102	103,529	62,562
Acquired in-process research and development expenses	31,016	—	31,016	—
Total operating expenses	151,918	89,025	372,534	252,571
Operating income (loss)	(47,493)	7,720	(75,070)	9,915
Total other income (expense), net	144	(1,872)	(1,668)	(5,159)
Income (loss) before income taxes	(47,349)	5,848	(76,738)	4,756
Income tax expense (benefit)	1,621	54	2,003	(2)
Net income (loss)	$(48,970)	$5,794	$(78,741)	$4,758

Net income (loss) per share, basic	$(0.76)	$0.09	$(1.23)	$0.08
Net income (loss) per share, diluted	$(0.76)	$0.09	$(1.23)	$0.07

Weighted average shares used to compute basic net income (loss) per share	64,236	63,167	64,066	62,780
Weighted average shares used to compute diluted net income (loss) per share	64,237	64,784	64,067	64,198

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C
		(Unaudited)

($'s in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
United States:
Pump(1)	$80,696	$78,771	2%	$235,849	$221,724	6%
Infusion sets	44,839	37,725	19%	128,490	97,251	32%
Cartridges	20,122	16,289	24%	57,502	44,136	30%
Other	378	321	18%	1,144	914	25%
Total Sales in the United States(1)	$146,035	$133,106	10%	$422,985	$364,025	16%

Outside the United States:
Pump	$27,385	$23,762	15%	$75,515	$70,300	7%
Infusion sets	21,964	16,175	36%	57,258	41,074	39%
Cartridges	8,996	6,269	43%	24,539	16,878	45%
Other	167	315	(47)%	419	526	(20)%
Total Sales Outside the United States	$58,512	$46,521	26%	$157,731	$128,778	22%

Total Worldwide Sales(1)	$204,547	$179,627	14%	$580,716	$492,803	18%

1) Reduced by $0.6 million associated with the Tandem Choice technology access program during the three and nine months ended September 30, 2022.

TANDEM DIABETES CARE, INC.
PUMP SHIPMENTS
Table D

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Pumps Shipped:
United States	20,394	20,296	0%	59,870	57,605	4%
Outside the United States	12,113	11,262	8%	32,846	33,122	(1)%
Total Pumps Shipped	32,507	31,558	3%	92,716	90,727	2%

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table E

($'s in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP sales	$204,547	$179,627	$580,716	$492,803
Adjustments for Tandem Choice (1)	599	—	599	—
Non-GAAP sales	$205,146	$179,627	$581,315	$492,803

GAAP gross profit	$104,425	$96,745	$297,464	$262,486
Adjustments for Tandem Choice(1)	599	—	599	—
Non-GAAP gross profit	$105,024	$96,745	$298,063	$262,486
Non-GAAP gross margin(3)	51%	54%	51%	53%

GAAP operating income (loss)	$(47,493)	$7,720	$(75,070)	$9,915
Acquired in-process research and development(2)	31,016	—	31,016	—
Adjustments for Tandem Choice(1)	599	—	599	—
Non-GAAP operating income (loss)	$(15,878)	$7,720	$(43,455)	$9,915
Non-GAAP operating margin(3)	(8)%	4%	(7)%	2%

GAAP net income (loss)	$(48,970)	$5,794	$(78,741)	$4,758
Income tax expense (benefit)	1,621	54	2,003	(2)
Interest income and other, net	(1,708)	(31)	(2,858)	(721)
Interest expense	1,576	1,511	4,629	4,526
Depreciation and amortization	3,508	3,400	10,689	10,325
EBITDA	(43,973)	10,728	(64,278)	18,886
Change in fair value of common stock warrants	(12)	392	(103)	1,354
Stock-based compensation expense	22,236	15,729	60,477	43,653
Acquired in-process research and development(2)	31,016	—	31,016	—
Adjustments for Tandem Choice(1)	599	—	599	—
Adjusted EBITDA	$9,866	$26,849	$27,711	$63,893
Adjusted EBITDA Margin(3)	5%	15%	5%	13%

GAAP net income (loss)	$(48,970)	$5,794	$(78,741)	$4,758
Acquired in-process research and development(2)	31,016	—	31,016	—
Adjustments for Tandem Choice(1)	599	—	599	—
Non-GAAP net income (loss)	$(17,355)	$5,794	$(47,126)	$4,758
(1) In September 2022, the Company launched Tandem Choice to provide in-warranty eligible t:slim X2 customers a path towards ownership of the next generation hardware platform for a fee when available. The accounting treatment for Tandem Choice has a high degree of complexity, initially requiring the deferral of some portion of sales for shipments of eligible pumps.
(2) The Company recorded a $31.0 million charge representing the value of acquired in-process research and development assets with no alternative future use, and acquisition related expenses.
(3) Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.